EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

Monterey Gourmet Foods, Inc.

PURSUANT TO THE OFFER TO PURCHASE DATED NOVEMBER 10, 2009

BY

Pulmuone Cornerstone Corporation

a wholly owned subsidiary

OF

Pulmuone U.S.A., Inc.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, DECEMBER 10, 2009,

UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to BNY Mellon Shareowner Services (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: BNY Mellon Shareowner Services PO BOX 3301 South Hackensack, New Jersey 07606	By Facsimile Transmission: For Eligible Institutions Only: (201) 680 4626 Confirm Facsimile Transmission by Telephone Only: (201) 680 4860	By Overnight Courier or by Hand: BNY Mellon Shareowner Services Attn: Corporate Action Dept. 27th Floor 480 Washington Blvd Jersey City, New Jersey 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Pulmuone Cornerstone Corporation, a Delaware corporation and a wholly owned subsidiary of Pulmuone U.S.A., Inc., a California corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 10, 2009 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Company Common Stock”), and the associated preferred stock purchase rights issued in connection with the Shareholder Protection Rights Agreement, dated July 1, 2008, by and between Monterey Gourmet Foods, Inc., a Delaware corporation (“MGF” or the “Company”), and Corporate Stock Transfer Inc. (the “Company Rights” and, together with the Company Common Stock, the “Shares”), of the Company, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.

Account Number

X	Dated: , 2009

X	Dated: , 2009

Signature(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares (“Certificates”) tendered to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Names of Firm	X	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2009

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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